Exhibit 21.1
Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Abradoodle, LLC	Delaware
Absolute Games, LLC	Delaware
Alton Casino, LLC (d/b/a Argosy Casino Alton)	Illinois
Ameristar Casino Black Hawk, LLC (d/b/a Ameristar Casino Resort Spa Black Hawk)	Colorado
Ameristar Casino Council Bluffs, LLC (d/b/a Ameristar Casino Hotel Council Bluffs)	Iowa
Ameristar Casino East Chicago, LLC (d/b/a Ameristar Casino Hotel East Chicago)	Indiana
Ameristar East Chicago Holdings, LLC	Indiana
Ameristar Interactive, LLC	Delaware
Ameristar Lake Charles Holdings, LLC	Louisiana
Argosy Development, LLC	Delaware
BCV (Intermediate), LLC	Delaware
Boomtown Biloxi Interactive, LLC	Delaware
Boomtown, LLC	Delaware
Bossier Casino Venture, LLC	Louisiana
BSLO, LLC (d/b/a Hollywood Casino Gulf Coast)	Mississippi
BTN, LLC (d/b/a Boomtown Biloxi)	Mississippi
Cactus Pete’s, LLC (d/b/a Cactus Petes Resort Casino and Horseshu Hotel and Casino)	Nevada
Casino Magic, LLC	Minnesota
Casino Rama Services, Inc.	Ontario
CCR Pennsylvania Food Services, Inc	Pennsylvania
CCR Racing Management	Pennsylvania
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
CRC Holdings, Inc.	Florida
Danville Development, LLC	Delaware
Dayton Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Dayton Raceway)	Ohio
Delvest, LLC	Delaware
Development Ventures, LLC	Delaware
Double Bogey, LLC	Texas
eBetUSA.com, Inc.	Delaware
First Jackpot Interactive, LLC	Delaware
Gaming Jet Services, LLC	Delaware
Greektown Casino, L.L.C.	Michigan
Greektown Holdings, L.L.C.	Michigan
HC Aurora, LLC (d/b/a Hollywood Casino Aurora)	Illinois
HC Bangor, LLC (d/b/a Hollywood Casino Hotel & Raceway Bangor)	Maine
HC Joliet, LLC (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casinos, LLC	Delaware
Hostile Grape Development, LLC	Delaware
Houston Gaming Ventures, Inc.	Texas
HWCC-Tunica, LLC (d/b/a Hollywood Casino Tunica)	Texas
Illinois Gaming Investors LLC (d/b/a Prairie State Gaming)	Delaware
Indiana Gaming Company, LLC (d/b/a Hollywood Casino Lawrenceburg)	Indiana

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation) (Continued)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Kansas Entertainment, LLC (d/b/a Hollywood Casino at Kansas Speedway)	Delaware
L’Auberge Interactive, LLC	Delaware
Louisiana-I Gaming, a Louisiana Partnership in Commendam (d/b/a Boomtown Casino and Hotel New Orleans)	Louisiana
LVGV, LLC (d/b/a M Resort Spa Casino)	Nevada
Magnum Pinnacle Interactive, LLC	Delaware
Marquee by Penn, LLC	Delaware
Maryland Gaming Ventures, Inc.	Delaware
Massachusetts Gaming Ventures, LLC	Delaware
Mountain Laurel Racing, Inc	Delaware
Mountainview Thoroughbred Racing Association, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Penn ADW, LLC	Delaware
Penn Hollywood Kansas, Inc.	Delaware
Penn Interactive Ventures, LLC	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holdings, LLC	Delaware
Penn National Turf Club, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Penn NJ OTW, LLC	New Jersey
Penn Online Entertainment, LLC	Delaware
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Penn Sports Interactive, LLC	Delaware
Penn Tenant II, LLC	Delaware
Penn Tenant III, LLC	Delaware
Penn Tenant, LLC	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
Pinnacle Entertainment, Inc.	Delaware
Pinnacle MLS, LLC	Delaware
Pinnacle Retama Partners, LLC (d/b/a Retama Park Racetrack)	Texas
PIV West, LLC	Delaware
Plainville Gaming and Redevelopment, LLC (d/b/a Plainridge Park Casino)	Delaware
PM Texas LLC	Delaware
PNGI Charles Town Gaming, LLC (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
PNK (Baton Rouge) Partnership (d/b/a L’Auberge Casino and Hotel Baton Rouge)	Louisiana
PNK (BOSSIER CITY), L.L.C. (d/b/a Boomtown Casino and Hotel Bossier City)	Louisiana
PNK (LAKE CHARLES), L.L.C. (d/b/a L’Auberge Casino Resort Lake Charles)	Louisiana
PNK (River City), LLC (d/b/a River City Casino)	Missouri
PNK (SA), LLC	Texas
PNK (SAM), LLC	Texas
PNK (SAZ), LLC	Texas
PNK Development 33, LLC	Delaware
PNK Development 7, LLC (d/b/a Heartland Poker Tour)	Delaware
PNK Development 8, LLC	Delaware
PNK Development 9, LLC	Delaware
PNK Vicksburg, LLC (d/b/a Ameristar Casino Hotel Vicksburg)	Mississippi
RIH Acquisitions MS I, LLC	Mississippi
RIH Acquisitions MS II, LLC (d/b/a 1st Jackpot Casino Tunica)	Mississippi

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation) (Continued)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Rocket Speed, Inc.	Delaware
San Diego Gaming Ventures, LLC	Delaware
SDGV Staffing, LLC	Delaware
Silver Screen Gaming, LLC	Delaware
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware
The Missouri Gaming Company, LLC (d/b/a Argosy Casino Riverside)	Missouri
The Shops at Tropicana Las Vegas, LLC	Nevada
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Delaware
Tropicana Las Vegas Hotel and Casino, Inc. (d/b/a Tropicana Las Vegas)	Delaware
Tropicana Las Vegas Intermediate Holdings Inc.	Delaware
Tropicana Las Vegas, Inc.	Nevada
Villaggio Development, LLC	Delaware
Viva Slots Free Classic Slot Machine Games, LLC	Delaware
Washington Trotting Association, LLC (d/b/a Meadows Racetrack and Casino)	Delaware
Yankton Investments, LLC	Nevada
Youngstown Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Mahoning Valley Race Course)	Ohio
Zia Park Interactive, LLC	Delaware
Zia Park LLC (d/b/a Zia Park Casino, Hotel and Racetrack)	Delaware